Exhibit 99.1

Unilife Corporation Announces Financial Results

For Fiscal Year 2015 Third Quarter

York, PA (May 11, 2015) Unilife Corporation (“Unilife” or “Company”) (NASDAQ:UNIS; ASX: UNS), a developer and supplier of injectable drug delivery systems, today announced its financial results for the quarter ended March 31, 2015 (“the third quarter of Fiscal Year 2015”, “3Q FY15” or “Current Quarter”).

Mr. Alan Shortall, Chairman and CEO of Unilife, commented: “Our strategy to build long-term, strategic partnerships with pharmaceutical and biotechnology leaders continues to gather pace. In addition to a new partnership with a major pharmaceutical company disclosed in January, partnership discussions also advanced favorably with a number of other companies seeking long-term access to our products and services. In parallel, we continue to broaden many existing customer relationships beyond their original scope as initial programs accelerate and additional programs get ready to commence.

“To support our growing base of customers and programs, we continue to expand the caliber of our team and operational capabilities. Our investment in R&D is also firmly aligned to addressing the needs of specific pharmaceutical companies so that we can further extend our competitive lead and penetrate other large, growing markets. As the value that we can provide to new and existing customers continues to accelerate, we expect these investments will further support our path to self-sustainability, and ultimately generate significant commercial revenue with attractive operating margins.”

Business Highlights

•	On January 20, 2015, Unilife filed a Form 8-K relating to a definitive global strategic agreement with a global biopharmaceutical company for the customization and supply of its injectable drug delivery systems for use with the customer’s drug portfolio. The customer paid $5 million for the exclusive right to form and enter into a mutually agreeable development and supply agreement with Unilife to include exclusive access to the Unifill Finesse™ prefilled syringe and the LISA™ reusable auto-injector for target therapies within the customer’s drug portfolio for the treatment of autoimmune diseases, as well as associated exclusivity fees.

•	As previously announced, David Hastings joined the Company on February 23, 2015, as Chief Financial Officer. Mr. Hastings most recently served as Chief Financial Officer at Incyte Corporation from 2003 to 2014. In April 2015, Unilife also announced the appointment of Richard L. Beckman, M.D. to the position of Senior Vice President and Chief Medical Officer.

Financial Results for Three Months Ended March 31, 2015

Revenue for the Current Quarter was $2.9 million, compared to $1.4 million for the same period in the previous fiscal year. Cash receipts from customers were $8.9 million in the Current Quarter.

Since December 31, 2014, deferred revenue increased by $7.7 million to $24.8 million.

The Company’s net loss for the Current Quarter was $23.1 million, or $0.20 per share, compared to a net loss of $15.1 million, or $0.15 per share, for the same period in the previous fiscal year. Adjusted net loss for the Current Quarter was $16.3 million, or $0.14 per share, compared to $11.7 million, or $0.12 per share, for the same period in the previous fiscal year. This increase in adjusted net loss is primarily attributable to increased investment in R&D. Adjusted net loss excludes $6.8 million of charges in the Current Quarter compared to $3.4 million for the same period in the previous fiscal year. Adjusted net loss excludes non-cash share-based compensation expense, depreciation and amortization, interest expense and the change in fair value of financial instruments.

Unilife had $39.2 million in total cash and cash equivalents, including restricted cash, as of March 31, 2015.

Conference Call Information

Management has scheduled a conference call for 4:30 p.m. U.S. EDT on Monday, May 11, 2015 (Tuesday, May 12, 2015, at 6:30 a.m. AEST), to review the Company’s financial results, customer partnerships and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen-only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s broad portfolio of proprietary technologies includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, ocular delivery systems and novel systems. Each of these innovative and highly differentiated platforms can be customized to address specific customer, drug and patient requirements. Unilife’s global headquarters and state-of-the-art manufacturing facilities are located in York, PA. For more information, please visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization, change in fair value of financial instruments and interest expense.

Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.

UNIS-G

Investor Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)

Todd Fromer / Garth Russell	Lynn Pieper	Jeff Carter
KCSA Strategic Communications	Westwicke Partners	Unilife Corporation
P: + 1 212-682-6300	P: + 1 415-202-5678	P: + 61 2 8346 6500

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	March 31, 2015	June 30, 2014
	(in thousands, except share data)
Assets
Current Assets:
Cash and cash equivalents	$37,116	$8,368
Restricted cash	2,092	2,400
Accounts receivable	5,881	1,860
Inventories	137	142
Prepaid expenses and other current assets	968	1,108

Total current assets	46,194	13,878
Property, plant and equipment, net	62,031	54,588
Goodwill	9,726	11,830
Other assets	1,301	1,472

Total assets	$119,252	$81,768

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,397	$3,583
Accrued expenses	5,759	3,339
Current portion of long-term debt	904	613
Deferred revenue	5,778	717

Total current liabilities	16,838	8,252
Long-term debt, less current portion	79,136	54,835
Deferred revenue	19,050	12,550

Total liabilities	115,024	75,637

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of March 31, 2015; none issued or outstanding as of March 31, 2015 and June 30, 2014	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of March 31, 2015; 131,293,733 and 103,617,278 shares issued, and 131,265,063 and 103,588,608 shares outstanding as of March 31, 2015 and June 30, 2014, respectively	1,313	1,036
Additional paid-in-capital	360,831	296,169
Accumulated deficit	(358,485)	(293,731)
Accumulated other comprehensive income	709	2,797
Treasury stock, at cost, 28,670 shares as of March 31, 2015 and June 30, 2014	(140)	(140)

Total stockholders’ equity	4,228	6,131

Total liabilities and stockholders’ equity	$119,252	$81,768

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(in thousands, except per share data)
Revenue	$2,921	$1,383	$9,704	$8,143
Research and development	13,213	8,018	35,498	22,224
Selling, general and administrative	9,055	6,649	26,763	19,872
Depreciation and amortization	1,184	1,026	3,537	3,068

Total operating expenses	23,452	15,693	65,798	45,164

Operating loss	(20,531)	(14,310)	(56,094)	(37,021)
Interest expense	1,796	809	4,710	5,640
Change in fair value of financial instruments	783	—	3,953	—
Other income, net	(5)	(10)	(3)	(25)

Net loss	$(23,105)	$(15,109)	$(64,754)	$(42,636)

Net loss per share:
Basic and diluted net loss per share	$(0.20)	$(0.15)	$(0.59)	$(0.44)

UNILIFE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Measure

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(in thousands, except per share data)
Net loss	$(23,105)	$(15,109)	$(64,754)	$(42,636)
Share-based compensation expense	3,077	1,604	7,805	6,875
Depreciation and amortization	1,184	1,026	3,537	3,068
Interest expense	1,796	809	4,710	5,640
Change in fair value of financial instruments	783	—	3,953	—

Adjusted net loss	$(16,265)	$(11,670)	$(44,749)	$(27,053)

Adjusted net loss per share - diluted	$(0.14)	$(0.12)	$(0.41)	$(0.28)